UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On April 23, 2020, Body and Mind Inc. (the “Company”) issued a news release to provide an update on operations and initiatives regarding COVID-19.

“The business and human landscape around the world continues to move through significant upheaval and in many states, cannabis has been declared an essential service. I am extremely proud of our team as they continue to advance our business and provide top quality cannabis offerings to our patients and customers in a safe, clean and supportive environment”, stated Michael Mills, President and Interim CEO of Body and Mind. “Our strategy of measured growth without serviceable debt is accelerated by our exceptional team that constantly strives to elevate brand quality while providing safe, expert service in this challenging environment.”

California

Cannabis is deemed an essential service by the state of California which enables continuing cannabis operations provided they adopt social distancing and anti-congregating measures and follow the CDC's policy of Interim Guidance for Businesses and Employers to Plan and Respond to Coronavirus Disease. (California Bureau of Cannabis Control Notice, March 21, 2020)

The ShowGrow Long Beach dispensary gives patients the option of pre-ordering through Weedmaps, iheartjane.com or the Long Beach web site https://bamcannabis.com/california/longbeachdispensary/. Advance orders for pickup have seen a dramatic increase over the past weeks with positive feedback on the web order user experience. The store is arranged for social distancing and undergoes constant cleaning. All staff are appropriately masked and follow CDC guidance. Protective sneeze guards have been installed in all reception and cashier areas to improve protection for both customers and staff.

The ShowGrow San Diego dispensary has experienced strong sales increases since opening day. The Company has delayed any grand opening plans until a later date and has arranged the store to enable social distancing and best COVID-19 practices. Customers and patients can order in advance through the Company website https://bamcannabis.com/california/sandiegodispensary/. The large 25+ vehicle parking area provides good opportunity for customers and patients to social distance.

Arkansas

Construction of the Arkansas dispensary is complete and the facility has passed inspection by the Medical Marijuana Commission of Arkansas. BaM and the licensee, Comprehensive Care Group continue to work on final requirements to open the dispensary located in West Memphis, AR. The dispensary also allows for social distancing within the store and team members are being trained on COVID-19 cleaning and operating protocols. The Company anticipates opening the dispensary in the near future pending final local and state approvals.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated April 23, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: April 23, 2020	By:	/s/ Michael Mills
Michael Mills
President, Interim CEO and Director

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